UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________
FORM 8-K
________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 11, 2024
________________________
Grindr Inc.
(Exact name of registrant as specified in its charter)
________________________
Commission file number 001-39714
________________________

Delaware	92-1079067
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

PO Box 69176, 750 N. San Vicente Blvd., Suite RE 1400 West Hollywood, California	90069
(Address of Principal Executive Offices)	(Zip Code)
(310) 776-6680
Registrant's telephone number, including area code
N/A
(Former name or former address, if changed since last report)
________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GRND	New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	GRND.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of Chief Accounting Officer
On November 11, 2024, Kye Chen and Grindr Inc. (the “Company”) announced that her final day as Chief Accounting Officer of the Company would be November 25, 2024.
Appointment of Chief Accounting Officer
Daniel I. Weinstein will be joining the Company as its Chief Accounting Officer, effective November 26, 2024. Prior to joining the Company, Mr. Weinstein, age 48, served as the Chief Accounting Officer of BuzzFeed, Inc. (Nasdaq: BZFD), a premier digital media company, since November 2022. Prior to BuzzFeed, Mr. Weinstein held progressive accounting leadership roles, including Senior Director, Accounting and Reporting, at MongoDB, Inc. (Nasdaq: MDB), a leading, modern, general purpose database company, from September 2017 to October 2022. Mr. Weinstein received his B.A. in music history, literature, and theory at the University of Pennsylvania; received his M.B.A from the Zicklin School of Business at Baruch College; and is a Certified Public Accountant and Chartered Global Management Accountant.
Mr. Weinstein has no family relationships with any director or executive officer of the Company. There are no arrangements or understandings between Mr. Weinstein and any other persons pursuant to which he was selected as an officer of the Company, and there are no transactions in which Mr. Weinstein has an interest requiring disclosure under Item 404(a) of Regulation S-K.
Mr. Weinstein’s offer letter provides for “at will” employment. Pursuant to the terms of his offer letter, Mr. Weinstein is entitled to an annual base salary of $350,000 and an annual target bonus equal to 35% of his base salary. Pursuant to the offer letter and subject to approval by the Compensation Committee of the Board of Directors of the Company, Mr. Weinstein is expected to receive a grant of restricted stock units with respect to shares of the Company’s common stock valued at $1,100,000, with 25% vesting on the first anniversary of the Mr. Weinstein’s start date and the remaining amount vesting in equal quarterly installments over the following three years. In connection with Mr. Weinstein’s appointment, he is expected to enter into the Company’s standard form of indemnification agreement. Pursuant to the terms of the indemnification agreement, the Company may be required, among other things, to indemnify Mr. Weinstein for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as an officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2024

GRINDR INC.

By:

/s/ Vandana Mehta-Krantz
Vandana Mehta-Krantz
Chief Financial Officer